UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2015

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.04        Mine Safety — Reporting of Shutdowns and Patterns of Violations

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted.   Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the federal Mine Safety and Health Administration (“MSHA”).

On April 22, 2015, at approximately 10:59 a.m., Central Time, River View Coal, LLC (“River View”), an operating subsidiary of the Partnership, received an imminent danger order under Section 107(a) of the Mine Act at the River View Mine.  The Order alleged that a representative of MSHA observed a roof bolter operator positioned between a roof bolting machine and a coal rib, as the roof bolting machine was being moved.  No miners were injured as a result of the conditions alleged in the Order.  MSHA did not notify River View company representatives of the issuance of the Order until MSHA and River View representatives were preparing to travel outside of the mine.  The Order was terminated at 7:35 a.m. on April 23, 2015.  River View is reviewing the Order and may seek judicial review of its issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: April 24, 2015